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                                   Exhibit 5.1

                          Law Office of Reed & Reed, PC
                                Attorneys at Law
                                    Suite 100
                              4450 Arapahoe Avenue
                                Boulder, CO 80303
                            Telephone (303) 415-2565
                            Facsimile (303) 499-2554

January 29, 2004

Canyon Resources Corporation
14142 Denver West Parkway, Suite 250
Golden, CO   80401

RE:      Registration Statement on Form S-3
         Covering the Registration of up to $25,000,000 of Common Shares and Warrants of Canyon Resources Corporation

Gentlemen and Ladies:

         We have acted as counsel for Canyon Resources Corporation, a Delaware corporation (the "Company"), in connection with the registration for sale of shares of the Company's common stock, par value $0.01 per share ("Common Stock"), and warrants to purchase Common Stock ("Warrants") in an aggregate amount of up to $25,000,000 in accordance with the registration provisions of the Securities Act of 1933, as amended. The Common Stock and Warrants may be referred to collectively herein as the "Securities."

         In such capacity we have examined among other documents, the Certificate of Incorporation and By Laws of the Company, records of corporate proceedings, the Registration Statement on Form S-3 filed by the Company with the Securities and Exchange Commission on or about January 29, 2004, (as may be further amended from time to time, the "Registration Statement"), covering the registration of the Securities. We have also made such other investigations and reviewed such other documents as we have deemed necessary in order to express the opinions set forth below.

         Based upon the foregoing and upon such further examinations as we have deemed relevant and necessary, we are of the opinion that:

         1. The Company is a corporation duly organized and validly existing under the laws of the State of Delaware.

         2. The Common Stock being registered pursuant to the Registration Statement (including shares of Common Stock issuable upon the exercise of Warrants being registered pursuant to the Registration Statement), when issued and delivered in accordance with the applicable definitive subscription, purchase, underwriting, warrant or other

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                  agreement approved by the Company's board of directors (the
                  "Board") and upon receipt by the Company of such lawful consideration therefore having a value not less than the par value thereof as the Board may determine (and, if applicable, in accordance with the terms of the Warrant related thereto), will be validly issued, fully paid, and non-assessable, and the Warrants being registered pursuant to the Registration Statement, when issued and delivered in accordance with the applicable definitive subscription, purchase, underwriting, warrant or other agreement approved by the Board and upon receipt by the Company of such lawful consideration therefore as the Board may determine, will be validly issued and will be valid and binding obligations of the Company.

         In rendering the foregoing opinions, we have assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act; (ii) a prospectus supplement describing the Common Stock and/or Warrants offered pursuant to the Registration Statement (the "Offered Securities") will have been filed with the Securities and Exchange Commission (the "Commission"); (iii) the definitive terms of any Offered Securities will have been established in accordance with the authorizing resolutions of the Board, the Company's Certificate of Incorporation, the Company's Bylaws, and applicable law; (iv) any Common Stock (including shares of Common Stock issuable upon the exercise of the Warrants being registered pursuant to the Registration Statement) will have been duly authorized and reserved for issuance, in each case within the limits of the Company's then remaining authorized but unissued Common Stock; (v) resolutions authorizing the Company to issue, offer and sell the Offered Securities will have been validly adopted by the Board and will be in full force and effect at all times at which the Offered Securities are offered or sold by the Company;
(vi) resolutions authorizing any issue that requires approval of shareholders pursuant to the corporate governance requirements of the American Stock Exchange will have been validly adopted by the shareholders of the Company; (vii) any subscription, purchase, underwriting or other agreement upon which approval of the Board for issuance of Offered Securities is predicated will have been duly authorized and validly executed and delivered by the Company and other parties thereto; (viii) each Warrant will have been duly authorized, executed and delivered by the Company; and (ix) all Offered Securities will be issued in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement.

         This opinion is limited to the provisions of the Delaware General Corporation Law.

         We hereby consent to the use of our name beneath the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement and to the filing of a copy of this opinion as Exhibit 23.2 thereto.

                                         Very truly yours,

                                         /s/ Law Office of Reed & Reed, PC
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                                         Law Office of Reed & Reed, PC